Exhibit 2.5

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (“Agreement”) is made and entered into this 12th day of July, 2000 by and between Archipelago Holdings, L.L.C., a Delaware limited liability company (the “Company”), Pacific Exchange, Inc., a Delaware corporation (the “Contributor”), and PCX Equities, Inc., a Delaware corporation and a wholly owned subsidiary of the Contributor (“PCX Equities” and, together with the Contributor, the “Contributing Parties”).

R E C I T A L S

WHEREAS, the Company owns all of the limited liability company interests of Archipelago, L.L.C., an Illinois limited liability company (“Archipelago”), Archipelago Services, L.L.C., a Delaware limited liability company (“Archipelago Services”), Archipelago TP Investment, L.L.C., a Delaware limited liability company (“Archipelago TP Investment”), and Archipelago Securities Exchange, L.L.C., a Delaware limited liability company (“ASE”, and, together with Archipelago, Archipelago Services and Archipelago TP Investment, the “Subsidiaries”);

WHEREAS, the Company owns and operates an “electronic communications network” (“ECN”) as defined under Rules 11Ac1-1 and 11Ac1-4 under the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the “Exchange Act”), through its interest in Archipelago;

WHEREAS, Archipelago has filed Form ATS and all necessary documentation with the Securities and Exchange Commission (the “Commission”) and with The National Association of Securities Dealers, Inc. (the “NASD”) in order to designate Archipelago as an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act);

WHEREAS, GDP, Inc., Virago Enterprises, L.L.C., GS Archipelago Investment, L.L.C., E*TRADE Archipelago Holdings, L.L.C., Instinet International Limited, J.P. Morgan Investment Corporation, Merrill Lynch L.P. Holdings Inc., NBC-ARCA Holding, Inc., BNP Cooper Neff Group, Inc., Southwest Securities, Inc., Gamma ECN Investors, G.P., Putnam, M. Townsend, S. Townsend and the Contributor have entered into a Seventh Amended and Restated Limited

Liability Company Agreement of Archipelago Holdings, L.L.C., dated as of the date hereof (the “LLC Agreement”);

WHEREAS, the Company desires, in exchange for the capital contribution described below, to issue specified limited liability company interests in the Company to the Contributor on the terms and subject to the conditions contained in this Agreement;

WHEREAS, the Contributor has agreed, pursuant to a Facility Services Agreement, dated as of the date hereof (the “Facility Services Agreement”), among the Company, the Contributor and PCX Equities, that the Company or a subsidiary of the Company designated by the Company will become a facility (as defined in Section 3(a)(2) of the Exchange Act) of the Contributor and PCX Equities (the “Archipelago Exchange”) and operate the business of the Contributor and PCX Equities related to the trading of equity securities or debt securities or any derivatives thereof (including, without limitation, securities convertible into or exchangeable for equity securities or debt securities or the value thereof), any securities with respect to which the amount of principal, interest, dividends or other amounts are based on the value of equity or debt securities or the value or level of an index of equity or debt securities, or any securities issued by any Person for the purpose of passing through to investors the total return on specified equity or debt securities or equity or debt securities included in a specified index or basket, in each case that are denominated in or that trade in United States dollars and which are cleared or settled through the Depository Trust and Clearing Corporation (“DTCC”), it being understood that the foregoing shall exclude any derivative product with respect to which quotations and last sales are reported on the Options Price Reporting Authority and cleared or settled through clearing organizations other than DTCC (“Equity Securities”), such business being referred to herein as the “Archipelago Exchange Business,” and in connection therewith the Company will pay $40 million to the Contributor thereunder;

WHEREAS, pursuant to a Participation Agreement, dated as of the date hereof (the “PCX EEP Participation Agreement” and, together with this Agreement, the LLC Agreement and the Facility Services Agreement, the “Transaction-Related Agreements”), among the Company, the Contributor, PCX Equities and PCX Equities Partners, LLC, a

Delaware limited liability company and wholly owned subsidiary of the Contributor (“PCX Newco”), PCX Newco will participate in the Equity Entitlement Program (as amended and restated as of the date hereof, the “EEP”) maintained by the Company;

WHEREAS, the Board of Governors of the Contributor, the Board of Directors of PCX Equities and the Board of Managers of the Company have approved this Agreement, the other Transaction-Related Agreements and the transactions contemplated hereby and thereby; and

WHEREAS, the Contributor, PCX Equities and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth herein, the parties hereto agree as follows:

ARTICLE I.

CONTRIBUTION; ISSUANCE OF SHARES; TAX TREATMENT

1.1.          Contribution of Warrants, Intangibles and Revenue Streams.  On the terms and subject to the conditions contained in this Agreement, at the Closing, the Contributor shall assign, transfer and convey to the Company as a contribution to capital (i) certain warrants (the “Contributed Warrants”) to acquire shares of Common Stock of OptiMark Holdings, Inc. (“OptiMark”) as set forth in Section 1.1(i) of the Contributor Disclosure Letter, free and clear of all liens, charges, mortgages, pledges, security interests, claims, encumbrances or adverse claims of any nature whatsoever (“Liens”), constituting all of the currently unexercisable warrants of the Contributor and its subsidiaries to acquire equity or other ownership interests in OptiMark which have been issued to the Contributor or its subsidiaries in connection with the PCX Equities Business and (ii) the goodwill, contract rights and intangible property (including the Licensed Property) related to the PCX Equities Business as set forth in Section 1.1(ii) of the Contributor Disclosure Letter, including any revenue streams and other benefits or items of value relating thereto (including without limitation those set forth in Section

1.1(ii) of the Contributor Disclosure Letter) (the “Contributed Intangibles” and together with the Contributed Warrants, the “Contribution”).

1.2.          Transfer of Other Revenue Streams.  On the terms and subject to the conditions contained in this Agreement, the Contributor agrees to transfer to the Company (i) all revenue streams resulting directly from the Contributor’s, PCX Equities’ or its subsidiary’s participation in the CTA Plan, the CQS Plan, the Nasdaq UTP Plan, the ITS Plan or any other national market plan related to the Archipelago Exchange from time to time to the extent that they relate to any Equity Securities (collectively, the “NMS Plans”), and (ii) except to the extent generated by or through the current businesses of Pacific Clearing Corporation (together with all liabilities and obligations of such subsidiary, which shall be the responsibility of such subsidiary and PCX), all other revenue streams and other benefits or items of value generated by or through the Archipelago Exchange to the extent not included in the Contributed Intangibles (the “Transferred Revenue Streams”).

1.3.          Issuance of Shares.  On the terms and subject to the conditions contained in this Agreement, at the Closing, in consideration of the Contribution, the Contributor’s transfer of the Transferred Revenue Streams to the Company, and the execution and delivery of this Agreement by each of the Contributor and PCX Equities and the execution and delivery of the LLC Agreement by the Contributor, the Company shall issue and deliver to the Contributor an approximately 10.824312% Percentage Interest in the Company in the form of 7,889,822 Class A Shares (the “New Shares”).

1.4.          Tax Treatment.  Each of the parties hereto agrees to treat the Contribution as a contribution of the Contributed Warrants and Contributed Intangibles to the Company in exchange for Class A Shares for Tax purposes.  Each of the parties further acknowledges and agrees that (i) the Company shall treat the Contribution hereunder as a Capital Contribution by the Contributor in the amount of $20,000,000 and the Contributor shall receive a Capital Account of $20,000,000, and (ii) the fair market value of the Contributed Warrants is $100,000 and the fair market value of the Contributed Intangibles is $19,900,000.  The Contributor hereby represents and warrants to the Company that its adjusted tax basis in the Contributed Warrants and Contributed Intangibles is $0 and $0, respectively.

ARTICLE II.

CLOSING

2.1.          Closing.  (a) The closing (the “Closing”) of the Contribution, the issuance of the New Shares and the other transactions contemplated by this Agreement shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, at 10:00 a.m., local time, on the Business Day the conditions set forth in Sections 2.2 and 2.3 have been satisfied, or at such other location, time and/or date as the parties may mutually agree.  The date of the Closing is hereinafter referred to as the “Closing Date”.  For purposes of this Agreement, “Business Day” shall mean a day other than a Saturday, Sunday or any other day on which commercial banks in New York City are authorized or obligated under applicable laws, regulations or executive order to close.

(b)           At the Closing, the Contributor shall deliver each of the documents, certificates and opinions to be delivered by it pursuant to Section 2.3.

(c)           At the Closing, the Company shall (i) treat the Contribution hereunder as a Capital Contribution in the amount set forth in Section 1.4 hereof and duly reflect such Capital Contribution in the Capital Account of the Contributor, (ii) duly reflect in the Company’s books and records the ownership by the Contributor of the New Shares, and (iii) deliver each of the documents, certificates and opinions to be delivered by it pursuant to Section 2.2.

2.2.          Conditions to the Contributor’s and PCX Equities’ Obligations.  The obligations of the Contributor and PCX Equities to make the Contribution and to consummate the other transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct (except to the extent any such representation or warranty expressly speaks as of an earlier date), and the Contributor shall have received a certificate to such effect dated as of the Closing Date and executed by a duly authorized officer of the Company.

(b)           Covenants.  The covenants and agreements of the Company to be performed and complied with by the Company on or prior to the Closing Date shall have been duly performed and complied with in all material respects by the Company, and the Contributor shall have received a certificate to such effect dated as of the Closing Date and executed by a duly authorized officer of the Company.

(c)           Legal Opinion.  The Contributor shall have received a favorable written opinion from counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 2.2(c).

(d)           Consents Under Agreements.  The Company shall have obtained each of the consents listed in Section 4.3(b) of the Company Disclosure Letter.

(e)           Facility Services Agreement.  The Company shall have duly authorized, executed and delivered to the other parties thereto the Facility Services Agreement in the form attached hereto as Exhibit 2.2(e).

(f)            LLC Agreement.  GDP, Virago, GS, ETR, JPMIC, Instinet, Merrill, NBC, Putnam, M. Townsend and S. Townsend (collectively, the “Current Parties”) shall have duly authorized, executed and delivered to the other parties thereto the LLC Agreement in the form attached hereto as Exhibit 2.2(f).

(g)           EEP.  The Company shall have duly authorized, executed and delivered to the other parties thereto the PCX EEP Participation Agreement in the form attached hereto as Exhibit 2.2(g)(i) and shall have duly authorized and adopted the EEP in the form attached hereto as Exhibit 2.2(g)(ii).

(h)           Injunctions.  No injunction, restraining order, judgment or other order or decree or decision of any court, arbitrator, mediator or Governmental Authority or Self-Regulatory Organization (other than the Contributor and its subsidiaries) shall have been issued or been entered and be in effect, nor shall any statute, rule or regulation have been enacted or promulgated and be in effect, which is reasonably likely to have a Company Material Adverse Effect, nor shall there be pending or threatened any Litigation or other proceeding with respect to the transactions and acts contemplated hereby or thereby which is reasonably likely to have a Company Material Adverse Effect.

(i)            Regulatory Consents.  Except for those consents set forth in Section 2.2(i) of the Contributor Disclosure Letter, all consents, registrations, approvals, permits and authorizations required to be obtained in order to lawfully consummate the transactions contemplated by this Agreement and the other Transaction-Related Agreements prior to the Closing by the Contributor, PCX Equities, the Company or any of their respective subsidiaries from any Governmental Authority (collectively, “Governmental Consents”) in connection with the execution and delivery of this Agreement and the other Transaction-Related Agreements and the consummation of the transactions contemplated hereby and thereby by the Contributor, PCX Equities and the Company shall have been made or obtained (as the case may be) and shall have become a Final Order, provided, that obtaining the Regulatory Approvals shall not be a condition to the obligations of the Contributor and PCX Equities to make the Contribution and to consummate the transactions contemplated hereby.  A “Final Order” means action by the relevant Governmental Authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated by this Agreement and the other Transaction-Related Agreements may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by Law have been satisfied.

(j)            Board of Managers Approval.  This Agreement, the other Transaction-Related Agreements and the transactions contemplated hereby and thereby shall have been duly approved by the Board of Managers of the Company in accordance with applicable Law and the Company’s certificate of formation and limited liability company agreement.

(k)           Certificates, etc.  The Company shall deliver such other certificates, opinions and documents as the Contributor shall reasonably request.

(l)            Market Structure.  The Company, the Contributor and PCX Equities shall have agreed upon the market structure relating to the Archipelago Exchange and the Company or a designee of the Company serving as a facility of the Contributor and PCX Equities in connection therewith, as set forth on Exhibit 2.2(l) hereto (the “Market Structure”).

2.3.          Conditions to the Company’s Obligations.  The obligations of the Company to issue the New Shares to the Contributor and to consummate the other transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of the Contributing Parties contained herein shall be true and correct (except to the extent any such representation or warranty expressly speaks as of an earlier date), and the Company shall have received a certificate to such effect dated as of the Closing Date and executed by a duly authorized officer of each of the Contributing Parties.

(b)           Covenants.  The covenants and agreements of the Contributing Parties required to be performed and complied with by the Contributing Parties under this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects by each of the Contributing Parties, respectively, and the Company shall have received a certificate to such effect dated as of the Closing Date and executed by a duly authorized officer of each of the Contributing Parties.

(c)           Legal Opinion.  The Company shall have received a favorable written opinion from counsel to the Contributing Parties, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 2.3(c).

(d)           Board Approval.  This Agreement, the other Transaction-Related Agreements and the transactions contemplated hereby and thereby shall have been duly approved by the Board of Governors of the Contributor and the Board of Directors of PCX Equities in accordance with applicable Law and the certificate of incorporation, constitution and rules of the Contributor and the certificate of incorporation and bylaws of PCX Equities.

(e)           Regulatory Consents.  Except for those consents set forth in Section 2.3(e) of the Company Disclosure Letter, all Governmental Consents in connection with the execution and delivery of this Agreement and the other Transaction-Related Agreements and the consummation of the transactions contemplated hereby and thereby by the Contributor, PCX Equities and the Company shall have been made or obtained (as the case may be) and shall have become a Final Order, provided, that obtaining the Regulatory Approvals shall not be a condition to the obligations of the Company to issue the New Shares to the Contributor and to consummate the transactions contemplated hereby.

(f)            Injunctions.  No injunction, restraining order, judgment or other order or decree or decision of any court, arbitrator, mediator or Governmental Authority or Self-Regulatory Organization shall have been issued or been entered and be in effect, nor shall any statute, rule or regulation have been enacted or promulgated and be in effect, which is reasonably likely to have a PCX Material Adverse Effect, nor shall there be pending or threatened any Litigation or other proceeding with respect to the transactions and acts contemplated hereby or thereby which is reasonably likely to have a PCX Material Adverse Effect.

(g)           Consents Under Agreements.  The Contributing Parties shall have obtained each of the consents listed in Section 3.4 of the Contributor Disclosure Letter, other than those consents listed in Section 3.4(b) of the Contributor Disclosure Letter.

(h)           Facility Services Agreement.  Each of the Contributing Parties shall have duly authorized, executed and delivered to the Company the Facility Services Agreement in the form attached hereto as Exhibit 2.2(e).

(i)            LLC Agreement.  Each of the Current Parties and the Contributor shall have duly authorized, executed and delivered to the other parties thereto the LLC Agreement in the form attached hereto as Exhibit 2.2(f).

(j)            Market Structure.  The Company, the Contributor and PCX Equities shall have agreed upon the Market Structure as set forth on Exhibit 2.2(l) hereto.

(k)           Certificates, etc.  Each of the Contributor and PCX Equities shall deliver such other certificates, opinions and documents, including instruments of transfer, assignment and conveyance, as the Company shall reasonably request.

(l)            The Certificate of Incorporation.  The certificate of incorporation of the Contributor and the certificate of incorporation of PCX Equities in effect at the Closing shall be in the form attached hereto as Exhibits 2.3(l)(i) and 2.3(l)(ii), respectively.

(m)          Constitution and Bylaws.  The constitution and rules of the Contributor and the bylaws of PCX Equities in effect at the Closing shall be in the form attached hereto as Exhibits 2.3(m)(i) and 2.3(m)(ii), respectively.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

AND PCX EQUITIES

Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered to the Company by the Contributor and PCX Equities on or prior to entering into this Agreement (the “Contributor Disclosure Letter”), the Contributor and PCX Equities hereby jointly and severally represent and warrant to the Company as follows:

3.1.          Corporate Organization and Qualification.  Each of the Contributor, PCX Equities and PCX Equities’ subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to carry on its business as presently conducted and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any failure to be so organized, existing, in good standing or to have such power and authority or to so qualify, that, when taken together with all such other failures, is not reasonably likely, individually or in the aggregate, (a) to have a material adverse effect (i) on the business, properties, operations or results of operations, condition (financial or otherwise) or prospects of the Contributor and its subsidiaries taken as a whole, (ii) on PCX Equities and its subsidiary taken as a whole, on the current business of the Contributor and PCX Equities related to the trading of Equity Securities (the “PCX Equities Business”), on the Archipelago Exchange Business or with respect to each of the foregoing taken as a whole, on their respective properties, operations or results of operations or condition (financial or otherwise), (iii) on the Archipelago Exchange or (iv) on the authority of the Contributor to continue as a national securities exchange and self-regulatory organization (as registered under Section 6 and as defined in Section 3(a)(26), respectively, of the Exchange Act) or (b) to prevent or to limit or restrict in any material respect the Contributor or PCX Equities from performing their respective obligations under this Agreement or any of the other Transaction-Related Agreements or consummating any of the transactions contemplated hereunder and thereunder (any such material adverse effect, prevention, limitation or restriction, a “PCX Material Adverse Effect”).  The certificates of incorporation of the Contributor and PCX Equities, the constitution and rules of the Contributor and the bylaws of PCX Equities in the forms attached hereto as Exhibits 2.3(l)(i), 2.3(l)(ii), 2.3(m)(i) and 2.3(m)(ii), respectively, are in full force and effect.  Section 3.1 of the Contributor Disclosure Letter sets forth a true and complete list of each subsidiary of the Contributor and PCX Equities and each Person in which the Contributor or PCX Equities owns, directly or indirectly, an equity or other interest.  PCX Equities is a wholly owned subsidiary of the Contributor.

For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature organized or existing under the laws of any jurisdiction.

3.2.          Authorization and Validity of Agreements. Each of the Contributor and PCX Equities has the requisite power and authority and has taken all corporate action necessary in order to authorize, execute and deliver this Agreement and the other Transaction-Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform the acts contemplated on its part hereunder and thereunder.  No vote or approval of the members of the Contributor is required in connection with the execution, delivery and performance of this Agreement, the other Transaction-Related Agreements and the transactions contemplated hereby and thereby, except for such vote and approval contemplated by Section 5.5 with regard to a designee of the Company serving as a member of the Contributor’s Board of Governors.  Each of this Agreement and each of the other Transaction-Related Agreements to which the Contributor or PCX Equities is a party is a valid and binding agreement of each of the Contributor and PCX Equities, enforceable against the Contributor and PCX Equities in accordance with its terms.

3.3.          Equities Restructuring.  The Contributor has made and obtained all authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications, exemptions of, with or from, or other actions required to be made by the Contributor or any of its subsidiaries, or obtained by the Contributor or any of its subsidiaries from, any Governmental Authority or any third party required to effect the restructuring of the Contributor’s equities trading business as described and contemplated in the Securities and Exchange Commission Order, issued on May 11, 2000 (set forth in Release No. 34-42759), including, without limitation, the transfer of the equities trading business of the Contributor to PCX Equities (the “Equities Restructuring”) and has taken all corporate action required to effect the Equities Restructuring.

3.4.          No Conflicts.  (a) Neither the execution and delivery by the Contributor and PCX Equities of this Agreement or any of the Transaction-Related Agreements to which it is a party, the compliance by it with all of the provisions of and the performance by it of its obligations under this Agreement and the Transaction-Related Agreements to which it is a party nor the consummation of the transactions herein or therein contemplated will conflict with or result in a breach or violation of, or result in any acceleration of any rights or obligations or the payment of any penalty under or the creation of a Lien on assets (with or without the giving of notice or the lapse of time) pursuant to, or permit any other party any improvement in rights with respect to or permit it to exercise, or otherwise constitute a default under, any provision of any Contract or result in any change in the rights or obligations of any party under any Contract to which it is a party or by which it or any of its assets is bound, (b) nor will such execution and delivery, compliance, performance or consummation (i) result in any breach or violation of, or a default under, the provisions of the Organizational Documents of the Contributor, PCX Equities or any of their respective subsidiaries or any law, order, judgment, decree, ordinance, award, governmental or non-governmental permit or license, rule or regulation applicable to it, or (ii) to the best knowledge of the Contributor and PCX Equities, subject the Company, the Subsidiaries, the Contributor, PCX Equities, any subsidiary of the Contributor or PCX Equities or any of their respective affiliates to any claim of, or any liability or obligation with respect to, any Person to whom the Contributor or PCX Equities has issued an Equity Trading Permit (each, an “ETP Holder”) or an Equity ASAP or an allied person thereof (each as defined in the rules of PCX Equities as of the date hereof) (each, an “Equity ASAP Holder”), any member, member firm, member organization, allied member, approved person, associated person (each as defined in the constitution and rules of the Contributor as of the date hereof) or specialist of the Contributor (a “Current PCX Related Person”), or any ETP Firm (as defined in the rules of PCX Equities as of the date hereof) (a “Current PCXE Related Person”), or to any penalty or sanction, in the case of clauses (a) and (b) above, except for such conflicts, breaches, violations, defaults, payments, accelerations, creations or changes that, individually or in the aggregate, are not reasonably likely to have a PCX Material Adverse Effect. Section 3.4 of the Contributor Disclosure Letter sets forth a list of each consent required to be obtained prior to the consummation of the transactions contemplated by this Agreement and the other Transaction-Related Agreements pursuant to any material Contract of the Contributor, PCX Equities or any of their respective subsidiaries, each of which has been obtained prior to the date hereof other than as specified in Section 3.4(b) of the Contributor Disclosure Letter.  For purposes of this Agreement, “Contract” means, with respect to any Person, any agreement, indenture, loan agreement, undertaking, note or other debt instrument, contract, lease, mortgage, deed of trust, permit, license, understanding, arrangement, commitment or other obligation to which such Person or any of its subsidiaries is a party or by which any of them may be bound or to which any of their properties may be subject.

3.5.          Governmental Approvals and Consents.  Other than as specified in Section 3.5 of the Contributor Disclosure Letter and other than the filing with and approval by the Commission of the Revised Market Rules under the Exchange Act (collectively, the “Regulatory Approvals”), no authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications and exemptions of, with or from, or other actions are required to be made by the Contributor, PCX Equities or any of their respective subsidiaries with, or obtained by the Contributor, PCX Equities or any of their respective subsidiaries from, any governmental or regulatory authority, agency, commission, body or other governmental or regulatory entity, domestic or foreign, other than the Contributor or any of its subsidiaries (“Governmental Authority”) in connection with the execution and delivery by the Contributor or PCX Equities of this Agreement and each of the Transaction-Related Agreements to which the Contributor or PCX Equities is a party, the performance by the Contributor or PCX Equities of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

3.6.          Investment Representations.

(a)           The Contributor is acquiring the New Shares for its own account for investment and not with a view to distribution.

(b)           The Contributor is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(c)           The Contributor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company, and has so evaluated the merits and risks of such investment.

(d)           The Contributor is able to bear the economic risk of an investment in the Company and, at the present time, is able to afford a complete loss of such investment.

(e)           The Contributor understands and acknowledges that (i) the New Shares are being offered and sold to it without registration under the Securities Act by reason of reliance upon certain exemptions therefrom and (ii) the availability of such exemptions depends, in part, on the foregoing representations set forth in this Section 3.6.

3.7           Contributed Warrants.  (a)  Section 1.1(i) of the Contributor Disclosure Letter sets forth the number of shares of Common Stock of OptiMark issuable upon exercise of the Contributed Warrants and the respective expiration dates and exercise prices thereof.  Each of the Contributed Warrants is duly authorized and validly issued and is owned by the Contributor free and clear of all Liens (including tax liens, except for inchoate liens for taxes not yet due and payable).  The Contributed Warrants constitute all of the currently unexercisable warrants of the Contributor and its subsidiaries to acquire equity or other ownership interests in OptiMark which have been issued to the Contributor or its subsidiaries in connection with the PCX Equities Business.  The Contributor is hereby assigning, transferring and conveying to the Company good and valid title to the Contributed Warrants, (i) free and clear of all Liens and (ii) exercisable by the Company in accordance with their terms.

(b)           The assignment, transfer and conveyance of the Contributed Warrants by the Contributor to the Company and the exercise of the Contributed Warrants by the Company will not (i) conflict with or result in a breach or violation of, or result in any acceleration of any rights or obligations under or the creation of a Lien on assets (with or without the giving of notice or the lapse of time) pursuant to, or permit any other party any improvement in rights with respect to or permit it to exercise, or otherwise constitute a default under, any provision of any Contract or result in any change in the rights or obligations of any party under any Contract, or (ii) result in any breach or violation of, or a default under, the provisions of the Organizational Documents of the Contributor, OptiMark or any of their respective subsidiaries or any law, order, judgment, decree, ordinance, award, governmental or non-governmental permit or license, rule or regulation or subject the Company, the Subsidiaries, the Contributor or any of its subsidiaries to any penalty or sanction.  Section 3.7 of the Contributor Disclosure Letter sets forth a list of each consent required to be obtained prior to the assignment, transfer and conveyance of the Contributed Warrants by the Contributor to the Company, each of which has been obtained prior to the date hereof.

(c)           No authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications and exemptions of, with or from, or other actions are required to be made with, or obtained from, any Governmental Authority in connection with the assignment, transfer and conveyance of the Contributed Warrants by the

Contributor to the Company or the exercise of the Contributed Warrants by the Company.

3.8.          Contributed Intangibles.

(a)           Each of the Contributed Intangibles is legally owned by the Contributor free and clear of all Liens (including tax liens, except for inchoate liens for taxes not yet due and payable).  The Contributor is hereby assigning, transferring and conveying to the Company good and valid title to the Contributed Intangibles free and clear of all Liens.

(b)           The assignment, transfer and conveyance of the Contributed Intangibles by the Contributor to the Company will not (i) conflict with or result in a breach or violation of, or result in any acceleration of any rights or obligations under or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, or permit any other party any improvement in rights with respect to or permit it to exercise, or otherwise constitute a default under, any provision of any Contract or result in any change in the rights or obligations of any party under any Contract, or (ii) result in any breach or violation, or a default under, the provisions of the Organizational Documents of the Contributor or any of its subsidiaries or any law, order, judgment, decree, ordinance, award, governmental or non-governmental permit or license, rule or regulation or subject the Company, the Subsidiaries, the Contributor or any of its subsidiaries to any penalty or sanction.  Section 3.8 of the Contributor Disclosure Letter sets forth a list of each consent required to be obtained prior to the assignment, transfer and conveyance of the Contributed Intangibles by the Contributor to the Company, each of which has been obtained prior to the date hereof.

(c)           No authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications and exemptions of, with or from, or other actions are required to be made with, or obtained from, any Governmental Authority in connection with the assignment, transfer and conveyance of the Contributed Intangibles by the Contributor to the Company.

(d)           There are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending, (b) orders,

judgments, decrees, injunctions or rules of any Governmental Authority, or (c) obligations or liabilities, whether or not accrued, contingent or otherwise, or, to the knowledge of either of the Contributing Parties any other facts or circumstances that could result in any claims against or obligations or liabilities of the Contributor or any of its subsidiaries, to which the Contributed Intangibles are subject.

3.9.          Transferred Revenue Streams.

(a)           The transfer of the Transferred Revenue Streams by the Contributor to the Company will not (i) conflict with or result in a breach or violation of, or result in any acceleration of any rights or obligations under or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, or permit any other party any improvement in rights with respect to or permit it to exercise, or otherwise constitute a default under, any provision of any Contract or result in any change in the rights or obligations of any party under any Contract, or (ii) result in any breach or violation, or a default under, the provisions of the Organizational Documents of the Contributor or any of its subsidiaries or any law, order, judgment, decree, ordinance, award, governmental or non-governmental permit or license, rule or regulation or subject the Company, the Subsidiaries, the Contributor or any of its subsidiaries to any penalty or sanction.

(b)           No authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications and exemptions of, with or from, or other actions are required to be made with, or obtained from, any Governmental Authority in connection with the transfer of the Transferred Revenue Streams by the Contributor to the Company.

(c)           There are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending, (b) orders, judgments, decrees, injunctions or rules of any Governmental Authority, or (c) obligations or liabilities, whether or not accrued, contingent or otherwise, or, to the knowledge of either of the Contributing Parties any other facts or circumstances that could result in any claims against or obligations or liabilities of the Contributor or any of its subsidiaries, to which the Transferred Revenue Streams are subject.

3.10.        Contributor Reports; Financial Statements.  To the best of its knowledge, each of PCX, PCX Equities and PCX Equities’ subsidiary has made all filings required to be made with the Commission since January 1, 1995 (collectively, the “Contributor Reports”), none of PCX, PCX Equities and PCX Equities’ subsidiary has made or is or has been required to make any filing with any other Governmental Authority since January 1, 1995 other than tax filings and other routine corporate filings, and each of PCX, PCX Equities and PCX Equities’ subsidiary has made available to the Company each schedule, report or other filing (including any amendments or supplements thereto) prepared by it since December 31, 1999 (the “Audit Date”), each in the form (including exhibits and any amendments or supplements thereto) filed with the Commission.  Each of the Contributor Reports are true and complete, were timely made and comply with all applicable Laws in all material respects.  Neither the Contributor nor any of its subsidiaries has received or is otherwise aware of any comments or inquiries from the Commission relating to any Contributor Report that have had or could reasonably be expected to have a PCX Material Adverse Effect.  As of their respective dates, the Contributor Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  The Contributor has delivered to the Company true and complete copies of the audited consolidated financial statements of the Contributor for the fiscal year ended December 31, 1999 (the “Contributor 1999 Financial Statements”) and the unaudited consolidated financial statements of the Contributor for the quarterly period ended March 31, 2000 (collectively with the Contributor 1999 Financial Statements, the “Contributor Financial Statements”).  Each of the consolidated balance sheets included in the Contributor Financial Statements (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Contributor and its subsidiaries as of its date and each of the consolidated statements of income, retained earnings, and cash flows and of changes in financial position included in the Contributor Financial Statements (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings, stockholders’ equity, cash flows and changes in financial position, as the case may be, of the Contributor and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments, which will not be material in amount or effect), in each case in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein.  Other than the Contributor Reports, neither the Contributor nor any of its subsidiaries has on or prior to the date hereof, made any other filings with the Commission since the Audit Date relating in any way to the Archipelago Exchange, the PCX Equities Business, the Archipelago Exchange Business or the status of the Contributor as a national securities exchange and self-regulatory organization.

3.11.        Absence of Certain Changes.  Except as disclosed in the Contributor Financial Statements, since the Audit Date, each of PCX, PCX Equities and PCX Equities’ subsidiary has conducted its respective businesses only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (a) any change in the business, properties, operations or results of operations, condition (financial or otherwise) or prospects of the Contributor and its subsidiaries that, individually or in the aggregate, has had or is reasonably likely to have a PCX Material Adverse Effect; (b) any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Contributor or any of its subsidiaries, whether or not covered by insurance that, individually or in the aggregate, has had or is reasonably likely to have a PCX Material Adverse Effect; (c) any declaration, setting aside or payment of any dividend or other distribution with respect to the members, member firms or memberships of the Contributor or with respect to the capital stock of any of its subsidiaries or (d) any change by the Contributor or any of its subsidiaries in accounting principles, practices or methods that is not required by GAAP.

3.12.        Litigation and Liabilities.  There are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of either of the Contributing Parties, threatened against the Contributor or any of its subsidiaries, with respect to activities on the trading floor of the Contributor or any of its subsidiaries or with respect to the PCX Regulatory Functions, including, without limitation, surveilling listed securities traded on any trading floor of the Contributor or any of its subsidiaries, (b) orders, judgments, decrees, injunctions or rules of any Governmental Authority to which the Contributor or any of its subsidiaries is subject, or (c) except as set forth in the Contributor Financial Statements (including the notes thereto), obligations or liabilities, whether or not accrued, contingent or otherwise, or, to the knowledge of either of the Contributing Parties any other facts or circumstances that could result in any claims against or obligations or liabilities of the Contributor or any of its subsidiaries, that, individually or in the aggregate, are reasonably likely to have a PCX Material Adverse Effect.

3.13.        Compliance.  Neither the Contributor nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, writ, franchise, variance, exemption, approval, license or permit of any Governmental Authority or Self-Regulatory Organization (each, a “Law” and collectively “Laws”) applicable to the Contributor or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (b) any Contract to which the Contributor or any of its subsidiaries is a party or by which the Contributor or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations that, individually or in the aggregate, are not reasonably likely to have a PCX Material Adverse Effect.  To the best knowledge of the Contributor, Section 3.13 of the Contributor Disclosure Letter lists (i) all undertakings of the Contributor and its subsidiaries in connection with the three (3) most recent examinations of the Contributor by the Office of Compliance, Inspections and Examinations of the Commission (the “OCIE”) relating to the PCX Equities Business (collectively, the “Pending Undertakings and Responses”), (ii) the date, if any, currently contemplated by the Contributor in its responses to such examinations for completion of each such undertaking (the dates of which are subject to change), and (iii) the current status of each such undertaking.  Other than the Pending Undertakings and Responses, each of the Contributor and its subsidiaries has completed all of its undertakings and provided complete responses to all inquiries and requests by the Commission and any other Governmental Authority in connection with any investigation or examination by the Commission or any other Governmental Authority, other than such failures to complete all undertakings and provide complete responses that, individually or in the aggregate, are not reasonably likely to have a PCX Material Adverse Effect.  Except as set forth in the Contributor Financial Statements, no investigation or review by any Governmental Authority with respect to the Contributor or any of its subsidiaries is pending or, to the knowledge of the Contributor and PCX Equities, threatened, nor has any Governmental Authority indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a PCX Material Adverse Effect.  Except as set forth in the Contributor Financial Statements or as is not reasonably likely to have a PCX Material Adverse Effect, (x) no material change is required in the Contributor’s or any of its subsidiaries’ processes, properties or procedures in connection with any Laws in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof, and (y) the Contributor has not received any notice or communication of any noncompliance with any Law.  Each of the Contributor and its subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except where the failure to have such permits, licenses, franchises, variances, exemptions, orders or other governmental authorizations, consents or approvals, individually or in the aggregate, would not have a PCX Material Adverse Effect.

3.14.        Brokers and Finders.  None of the Contributor, its subsidiaries and their respective officers, governors, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated herein or in any other Transaction-Related Agreement, except that the Contributor has employed Salomon Smith Barney as its financial advisors.

3.15.        Tax Matters.  The Contributor and each of its subsidiaries, and any consolidated, combined or unitary group for tax purposes of which the Contributor or any of its subsidiaries is or has been a member, has timely filed

(giving effect to any extensions) all Tax Returns required to be filed by it in the manner provided by Law and has timely paid or made adequate provision for the payment of all amounts shown on such Tax Returns.  The Contributor and each of its subsidiaries have paid all Taxes due or required to be withheld from amounts owing to any employee, creditor or third party, whether or not shown as being due on any returns.  For purposes of the Agreement, “Tax Return” means collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws, and “Taxes” means all taxes, charges, fees, levies or other assessments, however denominated and whether imposed by a taxing authority within or without the United States, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on, or after the date on which the transactions put forth in this Agreement become effective.

3.16.        PCX Intellectual Property.  (a)  Section 3.16 of the Contributor Disclosure Letter sets forth a list and description of (i) any registrations or applications for Intellectual Property and any other Intellectual Property that is material to the operation of, or is necessary for, the PCX Equities Business (the “PCX Equities Intellectual Property”), and (ii) all agreements under which the Contributor or any of its subsidiaries is licensed or otherwise permitted by another Person to use any PCX Equities Intellectual Property, other than license agreements accompanying widely available computer software programs that purport to bind the purchaser of such programs.  For the purposes of this Agreement, “Intellectual Property” means all patents, patent applications, registered trademarks and service marks, trademark applications and service mark applications, registered and unregistered copyrights, trade secrets, computer software programs (except for widely available software programs) and know-how (provided, that, when Intellectual Property refers to the property of a third party, all references to registrations for such property shall mean registrations made on or prior to the date hereof).

(b)           The Contributor and/or at least one of its subsidiaries owns, is licensed to use or otherwise possesses legally enforceable rights to use all of the PCX Equities Intellectual Property.  All of the PCX Equities Intellectual Property is valid and subsisting.  The Contributor’s and/or its subsidiaries’ right to use the PCX Equities Intellectual Property is free and clear of any Liens, and, to the best knowledge of the Contributor and PCX Equities, except as set forth in the Contributor Disclosure Letter, no other Person has the right to use any of the PCX Equities Intellectual Property which is licensed exclusively to the Contributor or one of its subsidiaries.

(c)           The execution, delivery and performance of this Agreement and the Transaction-Related Agreements will not cause a violation in any material respect of any license, sublicense, or other agreement relating to the PCX Equities Intellectual Property to which the Contributor or any of its subsidiaries is a party and pursuant to which the Contributor or any of its subsidiaries is authorized to use another Person’s Intellectual Property.

(d)           Except as set forth in Section 3.16 of the Contributor Disclosure Letter, no claims with respect to the PCX Equities Intellectual Property are currently pending and, to the knowledge of the Contributor and PCX Equities, no such claims have been threatened.  To the knowledge of the Contributor and PCX Equities, there are no valid grounds for any bona fide claims (i) to the effect that the use, sale or licensing of any product or services, as now used, sold or licensed in the PCX Equities Business, infringes on the Intellectual Property of any other Person, (ii) against the use by the Contributor or any of its subsidiaries of any PCX Equities Intellectual Property, (iii) challenging the ownership or validity of the PCX Equities Intellectual Property, (iv) challenging the license or legally enforceable right of the Contributor or any of its subsidiaries to use the PCX Equities Intellectual Property or (v) alleging that the Contributor or any of its subsidiaries is infringing the Intellectual Property rights of any other Person, in the case of clauses (i) through (v), other than claims that have not had and are not reasonably likely to have a PCX Material Adverse Effect.

(e)  To the knowledge of the Contributor and PCX Equities, there is no unauthorized use, infringement or misappropriation of the PCX Equities Intellectual Property by any Person, including any current employee or former employee of the Contributor or any of its subsidiaries.

3.17.        Insurance.  All insurance policies maintained by PCX, PCX Equities and PCX Equities’ subsidiary are with reputable insurance carriers, provide coverage for those risks reasonably foreseeable with respect to the business of the Contributing Parties and their respective subsidiaries and their respective properties and assets as is customary for companies conducting the business conducted by the Contributing Parties and their respective subsidiaries during such time period, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, and are sufficient for compliance with all Laws currently applicable to either of the Contributing Parties and their respective subsidiaries.  None of PCX, PCX Equities and PCX Equities’ subsidiary has received any notice of cancellation or termination with respect to any insurance policy of PCX, PCX Equities or PCX Equities’ subsidiary.  The insurance policies of PCX, PCX Equities and PCX Equities’ subsidiary are valid and enforceable policies in all respects.

3.18.        Rules; Registration as an Exchange.  (a)  The Contributor has delivered to the Company true and complete copies of the constitution and the rules of the Contributor and the rules of PCX Equities which are currently in effect.  There are no rules, stated policies, practices or interpretations thereof currently in effect relating to the PCX Equities Business other than those described in the immediately preceding sentence.

(b)           The Contributor is registered as a national securities exchange under the Exchange Act and has in effect rules (i) in accordance with the provisions of the Exchange Act for the trading of all securities listed or accepted for trading on the Contributor’s trading floors, and (ii) with respect to all other matters for which rules are required under the Exchange Act.

3.19.             Due Diligence.  None of the documents or other information provided by the Contributing Parties to the Company or any of its representatives or agents in connection with the Company’s due diligence investigation of the Contributor, PCX Equities and their respective subsidiaries, including, without limitation, with respect to the PCX Equities Business, contains or contained any untrue statement of any fact or omits or omitted any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except for such untrue statements or omissions that would not, taking into consideration related documents or information provided to the Company or its representatives or agents in connection with such due diligence investigation, be material to such due diligence investigation.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered to the Contributor by the Company on or prior to entering into this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Contributor and PCX Equities as follows:

4.1.          Due Formation and Qualification.  The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as presently conducted and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any such failure to be so formed, existing, in good standing or to have such power and authority or to so qualify, that, when taken together with all other such failures, is not reasonably likely, individually or in the aggregate, (a) to have a material adverse effect (i) on the business, properties, operations or results of operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, (ii) on PCX Equities and its subsidiary taken as a whole, on the Archipelago Exchange Business or with respect to each of the foregoing taken as a whole, on their respective properties, operations or results of operations or condition (financial or otherwise) or (iii) on the Archipelago Exchange or (b) to prevent or to limit or restrict in any material respect the Company from performing its obligations under this Agreement or any of the other Transaction-Related Agreements or consummating any of the transactions contemplated hereunder or thereunder (any such material adverse effect, prevention, limitation or restriction, a “Company Material Adverse Effect”).

4.2.          Authorization and Validity of Agreements.  The Company has the requisite power and authority and has taken all action necessary in order to authorize, execute and deliver this Agreement and the other Transaction-Related Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform the acts contemplated on its part hereunder and thereunder.  Each of this Agreement and each of the other Transaction-Related Agreements to which the Company is a party is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

4.3.          No Conflicts.  Other than as specified in Section 4.3(a) of the Company Disclosure Letter, (a)  neither the execution and delivery by the Company of this Agreement or any of the Transaction-Related Agreements to which it is a party, the compliance by the Company with all of the provisions of and the performance by the Company of its obligations under this Agreement and the Transaction-Related Agreements to which it is a party nor the consummation of the transactions herein or therein contemplated will conflict with or result in a breach or violation of, or result in any acceleration of any rights or obligations or the payment of any penalty under or the creation of a Lien on assets (with or without the giving of notice or the lapse of time) pursuant to, or permit any other party any improvement in rights with respect to or permit it to exercise, or otherwise constitute a default under, any provision of any Contract or result in any change in the rights or obligations of any party under any Contract to which the Company is a party or by which the Company or any of its assets is bound, (b) nor will such execution and delivery, compliance, performance or consummation (i) result in any breach or violation of, or a default under, the provisions of the limited liability company agreement of the Company or any law, order, judgment, decree, ordinance, award, governmental or non-governmental permit or license, rule or regulation applicable to the Company, or (ii) to the best knowledge of the Company, subject the Contributor, PCX Equities or any subsidiary of the Contributor or PCX Equities, the Company or any of the Subsidiaries to any penalty or sanction, in the case of clauses (a) and (b)

above, except for such conflicts, breaches, violations, defaults, payments, accelerations, creations or changes that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

4.4.          Governmental Approvals and Consents.  Other than as specified in Section 4.4 of the Company Disclosure Letter and other than the Regulatory Approvals, no authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications and exemptions of, with or from or other actions are required to be made by the Company or any of the Subsidiaries with, or obtained by the Company or any of the Subsidiaries from, any Governmental Authority or Self-Regulatory Organization (other than the Contributor and its subsidiaries) in connection with the execution and delivery by the Company of this Agreement and each of the Transaction-Related Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.  For purposes of this Agreement, “Self-Regulatory Organization” shall mean the NASD, the New York Stock Exchange, Inc., the American Stock Exchange, the Municipal Securities Rulemaking Board, the Chicago Stock Exchange, The Chicago Mercantile Exchange, the Chicago Board of Trade, the Cincinnati Stock Exchange, the Minneapolis Grain Exchange and the New York Futures Exchange, the National Securities Clearing Corporation, the Depository Trust Corporation, or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, ECNs, insurance companies or agents, investment companies or investment advisers.

4.5.          Subsidiaries.  (a)  As of the Closing, the Company owns all of the limited liability company interests in the Subsidiaries free and clear of any Liens.

(b)           No limited liability company interests or other equity securities of any of the Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Rights with respect thereto.  There are no Contracts by which any of the Subsidiaries is or may be bound to sell or otherwise issue any of its limited liability company interests, and there are no Contracts relating to the rights of the Company to vote or to dispose of such limited liability company interests.  For purposes of this Agreement, “Rights” means, with respect to any Person, interests, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock or equity appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, limited liability company interests or shares, as the case may be, or shares of capital stock, of such Person.

(c)           Except for the Company’s interest in the Subsidiaries, the Company does not own or control any capital stock or other interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other entity.

4.6.          Percentage Interests.  (a)  As of the Closing, after receiving the Contribution and issuing the New Shares as contemplated by this Agreement, the Company has treated the Contribution as a Capital Contribution and has duly reflected such Capital Contribution in the Capital Account of the Contributor, and has duly reflected in the Company’s books and records the ownership by the Contributor of the New Shares.

(b)           As of the Closing, after the Contribution is made and the New Shares are issued as contemplated by this Agreement, the Percentage Interest of each Member of the Company and the Class A Percentage Interest of each Class A Member of the Company (excluding, in each case, any Shares issuable upon conversion of Entitlements (as defined in the EEP) issued pursuant to the EEP) is as set forth on Schedules 6.1(b) and 6.1(c), respectively, of the LLC Agreement.

(c)           As of the Closing, after the Contribution is made and the New Shares are issued as contemplated by this Agreement, all of the outstanding Shares (including the New Shares) of the Company will have been duly authorized and validly issued and will be fully paid and none of such Shares (including the New Shares) will have been issued in violation of any preemptive rights.

(d)           Except as set forth in the LLC Agreement, there are no Shares of the Company authorized, issued or outstanding and there are no preemptive rights or any outstanding Rights of any character relating to the issued or unissued Shares or other securities of the Company (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof).

4.7.          Conduct of Business.  Each of the Company and the Subsidiaries has full power to own its assets and business and to carry on its business as now conducted and as proposed to be conducted, including requesting extension of any prior no-action relief obtained from the Commission and required to carry on Archipelago’s business as conducted since December 31, 1999, or as now conducted and as proposed to be conducted, and the business of the Company and the Subsidiaries is and at all times has been conducted in accordance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders and decrees, and with the applicable rules of all Self-Regulatory Organizations, except where the non-accordance of which will not materially adversely affect the ability of the Company, the Subsidiaries, the Contributor or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and the Transaction-Related Agreements and will not subject the Company, the Subsidiaries, the Contributor or any of its subsidiaries to any material liability or materially and adversely affect the Company’s or any Subsidiary’s ability to conduct its business.  The Company and the Subsidiaries have all licenses, franchises, permits, authorizations, approvals, waivers, no-action acknowledgments and orders and other concessions of and from all Governmental Authorities and all Self-Regulatory Organizations that are necessary to own or lease their properties and conduct their businesses as now conducted or, to the best knowledge of the Company, as proposed to be conducted.

4.8.          Reports.  To the best knowledge of the Company, the Company, Archipelago and Archipelago Services have timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of (1) the Commission or the Commodity Futures Trading Commission (the “CFTC”) or (2) any other applicable federal, state, local or foreign Governmental Authorities or (3) any Self-Regulatory Organization (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively referred to herein as the “Reports”), including, without limitation, all reports, registrations, statements and filings required under the Securities Laws, except for filings the failure of which to make will not materially adversely affect the ability of the Company, the Subsidiaries, the Contributor or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and the Transaction-Related Agreements and will not subject the Company, the Subsidiaries, the Contributor or any of its subsidiaries to any material liability or materially and adversely affect the Company’s or any Subsidiary’s ability to conduct its business.  Each of the Reports, when filed, complied in all material respects as to form with, and the requirements of, the statutes, rules, regulations and orders enforced or promulgated by the Commission or the CFTC or other Governmental Authority or Self-Regulatory Organization with which they were filed.  For purposes of this Agreement, “Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act and any state securities and “blue sky” laws.

4.9.          Electronic Communications Network.  Archipelago has received a “no action” letter from the Division of Market Regulation of the Commission confirming, based on the facts set forth in such letter, that the Archipelago ECN operated by Archipelago is an “electronic communications network” as defined under Rules 11Ac1-1 and 11Ac1-4 under the Exchange Act and that the Division of Market Regulation will treat the participants in the Archipelago ECN as in compliance with paragraph (c)(5)(i)(A) of Rule 11Ac1-1 because the Archipelago ECN satisfies the requirement of paragraph (c)(5)(ii) of such Rule (such letter being referred to herein as the “No-Action Letter”).  The facts recited in the No-Action Letter relating to the Archipelago ECN are true and correct in all material respects.  To the best knowledge of the Company, no proceedings or other actions have been instituted or are pending or threatened that would supplement, amend, revoke or otherwise modify or suspend the No-Action Letter or materially adversely affect the ability of the Company, the Subsidiaries, the Contributor or any of its subsidiaries to consummate the transactions and acts contemplated by this Agreement and the Transaction-Related Agreements or materially and adversely affect the Company’s ability to conduct its business.

4.10.        Registered Broker-Dealer.  Archipelago is registered with the Commission as a broker-dealer under

Section 15(b) of the Exchange Act, and is a member in good standing of the NASD.  Archipelago is registered as a broker-dealer with each State in the United States of America and the District of Columbia and Puerto Rico.

4.11.        Clients.  (a)  Archipelago is in compliance in all material respects with the terms of each Contract with each Client, and each such Contract is in full force and effect with respect to the applicable Client.  For purposes of this Agreement, “Client” means any Person to whom Archipelago provides services under any Contract.  There are no material disputes pending or threatened with any Client or with any former Client, and no Client or former Client has made or threatened to make a significant complaint.  The Company has made available to the Contributor true and complete copies of all Contracts with, and material correspondence to and from, any Clients.

(b)           Each extension of credit by Archipelago to any Client (A) is in full compliance with Federal Reserve Board Regulation T and NASD Rule 2520 or any substantially similar regulation or rule of any Governmental Authority or Self Regulatory Organization and (B) is fully secured, and Archipelago has a first priority perfected security interest in the collateral securing such extension of credit.

4.12.           Registrations.  The Company and the Subsidiaries and, to the best knowledge of the Company, each of their respective managers, officers and employees who are required to be registered as a broker-dealer, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act), an investment adviser, a registered representative, an insurance agent or a sales person (or in a similar capacity) with the Commission, the NASD, the securities commission or similar authority or insurance authority of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and hold all required licenses and such registrations and licenses are in full force and effect.  All applicable federal, state and foreign registration requirements have been complied with and such registrations and licenses as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

4.13.        Compliance with Laws.  The Company and the Subsidiaries and, to the best knowledge of the Company, their respective managers and officers:

(a)           have received no notification or communication from any Governmental Authority or Self-Regulatory Organization (A) asserting that any of them has not been or is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Authority or Self-Regulatory Organization enforces, or has otherwise engaged in any unlawful business practice, (B) threatening to revoke any license, franchise, permit, seat on any stock or commodities exchange, or governmental authorization, (C) requiring any of them to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the managers thereof to adopt any resolution or policy) or (D) restricting or disqualifying the activities of the Company or any of its Subsidiaries (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally or by a Self-Regulatory Organization);

(b)           are not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of the Subsidiaries or any manager, officer, director or employee thereof;

(c)           are not, nor is any Affiliate of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, an ECN, an “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act), a national securities exchange, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation; and

(d)           are not required to be registered as an investment company, commodity trading advisor, commodity pool operator, futures commission merchant, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations.

4.14.        Financial Statements.  (a)  The Company has delivered to the Contributor true and complete copies of the audited financial statements of Archipelago as of and for the year ended December 31, 1999 (the “Company 1999 Financial Statements”).  Except as set forth therein or in the notes thereto, the Company 1999 Financial Statements have been prepared in conformity with GAAP, consistently applied, and present fairly, in all material respects, the financial position as of December 31, 1999 and results of operations for the year then ended of Archipelago.

(b)           The Company has delivered to the Contributor true and complete copies of the interim unaudited financial statements of Archipelago as of and for the three months ended March 31, 2000 (the “Company Interim Financial Statements”).  Except as set forth therein or in the notes thereto, the Company Interim Financial Statements have been prepared in conformity with GAAP, consistently applied, and present fairly, in all material respects, the financial position as of March 31, 2000 and results of operations for the three months then ended of Archipelago.

4.15.        Absence of Undisclosed Liabilities.  The Company and the Subsidiaries do not have any liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect, except (i) as set forth in any section or subsection of the Company Disclosure Letter or (ii) as provided for, or reflected in, the Company 1999 Financial Statements and the Company Interim Financial Statements.

4.16.        Absence of Material Changes.  Since December 31, 1999, neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since December 31, 1999, there has not been any change in the Shares or other limited liability company interests (other than as contemplated by this Agreement or the Transaction-Related Agreements) or long-term debt of the Company or any Subsidiary or any change, or any development which could reasonably be foreseen to result in a change, in or affecting the general affairs, management, financial position, members’ equity or results of operations or prospects of the Company and the Subsidiaries taken as a whole that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.  Since December 31, 1999, neither the Company nor any Subsidiary has waived any debt owed to it in excess of $50,000.  Neither the Company nor any Subsidiary has agreed to any material amendment to any of the agreements set forth in Section 4.16 of the Company Disclosure Letter.

4.17.        Litigation.  No litigation, proceeding, investigation or controversy (“Litigation”) before any court, arbitrator, mediator or Governmental Authority or Self-Regulatory Organization is pending against the Company or any of the Subsidiaries, and, to the best knowledge of the Company, no such Litigation has been threatened; neither the Company nor any of the Subsidiaries or their respective properties is a party to or, to the best knowledge of the Company, is subject to, any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority (including the Commission, the Federal Reserve System, the CFTC and the Federal Trade Commission) or Self-Regulatory Organization charged with the supervision or regulation of broker-dealers, ECNs, securities underwriting or trading, stock exchanges, commodities exchanges, investment companies, investment advisers or insurance agents and brokers or the supervision or regulation of the Company or any of the Subsidiaries; and neither the Company nor any of the Subsidiaries has been notified by or received another communication from any such Governmental Authority or Self-Regulating Organization to the effect that such Governmental Authority or Self-Regulatory Organization is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar arrangement, submission or action, except, in each case, as is not reasonably likely to have a Company Material Adverse Effect.

4.18.        True and Complete Copies of Documents.  None of the documents or other information provided by the Company to the Contributor or any of its representatives or agents in connection with the Contributor’s due diligence investigation of the Company contains or contained any untrue statement of any fact or omits or omitted any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, except for such untrue statements or omissions that would not, taking into consideration related documents or information provided to the Contributor or its representatives or agents in connection with such due diligence investigation, be material to such due diligence investigation.

4.19.        Transactions with Affiliates.  Except for the Transaction-Related Agreements, neither the Company nor any of the Subsidiaries has directly or indirectly entered into or is a party to any Contract, agreement or understanding with any Affiliate of the Company or such Affiliates’ respective parents, subsidiaries and Affiliates.  For purposes of this Agreement, “Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such first Person.  For the purposes of the foregoing, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such first Person, whether through the ownership of voting securities, by contract or otherwise.

4.20.        No Brokers.  Neither the Company nor any of the Subsidiaries, nor any of their members, managers, officers or employees, has employed any broker or finder, or incurred any broker’s or finder’s commissions or fees, in connection with the transactions contemplated herein or in any Transaction-Related Agreement, except that the Company has employed J.P. Morgan & Co. Incorporated as its financial advisor.

4.21.        Insurance.  The insurance policy listed in Section 4.21 of the Company Disclosure Letter is maintained by the Company.  The Company has not received any notice of cancellation or termination with respect to such insurance policy of the Company.  The insurance policy of the Company is a valid and enforceable policy in all respects.

4.22.        Taxes.  (1) The Company and each of the Subsidiaries has filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by it, and has paid, or made adequate provision for the payment of, all Taxes which it is required to pay in respect of said Tax Returns and all other Taxes, governmental charges and assessments which it is required to pay to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of Archipelago set forth in the Company Interim Financial Statements; (2) the Tax Returns of the Company and each of the Subsidiaries have been prepared in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (3) all Taxes which the Company and each of the Subsidiaries is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (4) neither the Company nor any of the Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax Return or Tax liabilities of it for the fiscal years prior to and including the most recent fiscal year; (5) the Company has at all times been taxable as a partnership under the Code; (6) neither the Company nor any of the Subsidiaries has made an election to be treated as an association taxable as a corporation; (7) Archipelago, Archipelago Services, Archipelago TP Investment and ASE are each currently entities that are disregarded as entities separate from the Company for federal income tax purposes; (8) neither the Company nor any of the Subsidiaries is a party to any tax sharing agreement or arrangement; (9) no liens for Taxes exist with respect to any of the assets or properties of the Company or any of the Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith and for which an adequate reserve has been established on the Company Interim Financial Statements; (10) all of the U.S. federal income Tax Returns filed by or on behalf of the Company and each of the Subsidiaries have been examined by and settled with the IRS, or the statute of limitations with respect to the relevant Tax liability expired; (11) all Taxes due with respect to any completed and settled audit, examination, or deficiency Litigation with any taxing authority have been paid in full; (12) there is no audit, examination, deficiency, or refund Litigation pending with respect to any Taxes which the Company or any of the Subsidiaries is required to pay, and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency Litigation, with respect to any Taxes; (13) neither the Company nor any of the Subsidiaries is bound by any currently effective private ruling, closing agreement, or similar agreement with any taxing authority; (14) neither the Company nor any of the Subsidiaries will be required to include in a taxable period ending after the date on which the transactions set forth in this Agreement become effective, any taxable income attributable to income that economically accrued in a prior taxable period as a result of a change in accounting method under Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; and (15)(A) no property of the Company or any of the Subsidiaries is “tax exempt property” within the meaning of Section 168(h) of the Code, and (B) no assets of the Company or any of the Subsidiaries are subject to a motor vehicle operating lease under Section 7701(h) of the Code.

4.23.        Accounting Controls.  Archipelago has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the reasonable judgment of the managers of Archipelago, that (1) all material transactions are executed in accordance with management’s general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles, consistently applied with respect to broker-dealers or any other criteria applicable to such statements; (3) access to the material property and assets of Archipelago is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.  Archipelago has made and preserved all records required to be made or preserved by Rules 17a-2, 17a-3 and 17a-4 and Rules 302 and 303 of Regulation ATS under the Exchange Act, and has properly recorded, and maintained records of, all trading activities and transactions and dealings and communications with Clients as required by all applicable Governmental Authorities and Self-Regulatory Organizations.

4.24.        Company Intellectual Property.  (a)  Section 4.24 of the Company Disclosure Letter sets forth a list and description of (i) any registrations or applications for Intellectual Property and any other Intellectual Property that is material to the operation of, or is necessary for, the Company Business (the “Company Intellectual Property”), and (ii) all agreements under which the Company or any of the Subsidiaries is licensed or otherwise permitted by another Person to use any Company Intellectual Property, other than license agreements accompanying widely available computer software programs that purport to bind the purchaser of such programs.  For the purposes of this Agreement,”Company Business” means the business operations of the Company and the Subsidiaries as contemplated by this Agreement and the Transaction-Related Agreements, including but not limited to the operation of an ECN.

(b)           The Company and/or at least one of the Subsidiaries owns, is licensed to use or otherwise possesses legally enforceable rights to use all of the Company Intellectual Property.  All of the Company Intellectual Property is valid and subsisting.  The Company’s and/or the Subsidiaries’ right to use the Company Intellectual Property is free and clear of any Liens, and, to the best knowledge of the Company, no other Person has the right to use any of the Company Intellectual Property which is licensed exclusively to the Company.

(c)           Neither the Company nor any of the Subsidiaries will violate in any material respect any licenses, sublicenses, or other agreements relating to the Company Intellectual Property to which the Company or any of the Subsidiaries is a party and pursuant to which the Company or any of the Subsidiaries is authorized to use another Person’s Intellectual Property by executing, delivering or performing this Agreement or any of the Transaction-Related Agreements.

(d)           No claims with respect to the Company Intellectual Property are currently pending and, to the knowledge of the Company, no such claims have been threatened.  To the knowledge of the Company, there are no valid grounds for any bona fide claims (i) to the effect that the use, sale or licensing of any product or services, as now used, sold or licensed in the Company Business, infringes on the Intellectual Property of any other Person, (ii) against the use by the Company or any of the Subsidiaries of any Company Intellectual Property, (iii) challenging the ownership or validity of the Company Intellectual Property, (iv) challenging the license or legally enforceable right of the Company or any of the Subsidiaries to use the Company Intellectual Property or (v) alleging that the Company or any of the Subsidiaries is infringing the Intellectual Property rights of any other Person, in the case of clauses (i) through (v), other than claims that have not had and are not reasonably likely to have a Company Material Adverse Effect.

(e)           To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of the Company Intellectual Property by any Person, including any current employee or former employee of the Company or any of the Subsidiaries.

4.25.        No Voting Agreements.  Except for the LLC Agreement and as contemplated therein, to the best of the Company’s knowledge, no Member has granted any proxy or entered into or agreed to be bound by any voting trust or other voting agreement with respect to any Shares beneficially owned by it (whether such proxy, voting trust or other voting agreement is or will be exercised directly by it, through any manager appointed by it or otherwise).

4.26.        Title to Properties.  Neither the Company nor any Subsidiary owns any real property and all other properties, if any, owned by the Company are owned outright free and clear of any Liens, except (a) Liens for current taxes not yet due and (b) Liens incurred in the ordinary course of business not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or any Subsidiary.

4.27.        Indebtedness for Borrowed Money.  Neither the Company nor any Subsidiary is a party to or bound by any Contract evidencing indebtedness for borrowed money in excess of $1,000,000.

ARTICLE V.

COVENANTS

5.1.          Filings; Other Action.  (a)  The Company, the Contributor and PCX Equities covenant and agree to cooperate with each other and use their respective best efforts to submit to the Commission revised market rules of PCX Equities relating to the Archipelago Exchange Business and the Company or a subsidiary of the Company serving as a facility thereof in a form consistent with the Market Structure and otherwise in a form mutually agreed by the parties hereto (the “Revised Market Rules”).  Each of the Contributor, PCX Equities and the Company shall promptly take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable and otherwise use its best efforts to obtain the Commission’s approval of the Revised Market Rules, to cause such Revised Market Rules to take effect (the Revised Market Rules, in the form approved by the Commission together with any amendments made following their initial submission to the Commission, are referred to herein as the “Final Market Rules”), to complete the Pending Undertakings and Responses by the applicable completion dates listed in Section 3.13 of the Contributor Disclosure Letter, and to make and obtain any other authorizations, consents, approvals, orders, permits, notices, reports, filings, registrations, qualifications, exemptions of, with or from, or other actions required to be made by the Contributor, PCX Equities, the Company or any of their respective subsidiaries, or obtained by the Contributor, PCX Equities, the Company or any of their respective subsidiaries from, any Governmental Authority or any third party in order to lawfully consummate the transactions contemplated by this Agreement and the Transaction-Related Agreements and to permit the Company or one of its subsidiaries to operate the Archipelago Exchange (the “Other Necessary Approvals and Consents”); provided, however, that the Contributor shall not submit to the Commission the Revised Market Rules or make any changes thereafter to the form of such Revised Market Rules submitted to the Commission for approval without the mutual agreement of the Company, the Contributor and PCX Equities, except for any such Revised Market Rules or changes (i) required, directed or requested by the Commission or (ii) to the extent that they relate to the Contributor’s ability to monitor, surveil, investigate or regulate the marketplace consistent with its obligations under the Exchange Act or to bring disciplinary or enforcement actions against any ETP Holders, Equity ASAP Holders, members or specialists, including, without limitation, with respect to any violations by such ETP Holders, Equity ASAP Holders, members or specialists of the Exchange Act or any other applicable law or regulation or to conduct periodic examinations of each broker-dealer for which the Contributor is the Designated Examining Authority, monitor each such broker-dealer’s adherence to all applicable rules and regulations of the Commission and the Contributor and act as the Contributor collection agent for the Securities Investor Protection Corporation (“SIPC”) and monitor each such broker-dealer’s compliance with SIPC requirements (the “PCX Regulatory Functions”).  The Contributor shall promptly submit for the approval of its Board of Governors in accordance with its customary practices, or sooner if necessary, any proposed changes to the form of Revised Market Rules submitted to the Commission for approval proffered by the Company, which such Board of Governors shall consider in good faith with due regard to Section 4.15 of the Facility Services Agreement and in respect of which the Board shall not unreasonably withhold its approval.  Following receipt of such approval, the Contributor and PCX Equities shall submit such changes to the Commission for approval as promptly as practicable.  The Contributor and the Company each shall, upon request by the other, furnish the other with all true and accurate information concerning itself, its subsidiaries, governors, managers, directors, officers, members and stockholders and such other matters as may be required in connection with any statement, filing, notice or application made by or on behalf of the Contributor, PCX Equities, the Company or any of their respective subsidiaries in connection with obtaining the approval of the Revised Market Rules by the Commission described in the second sentence of this Section 5.1(a) and all Other Necessary Approvals and Consents, provided that neither the Contributor nor the Company shall be required to furnish any information to the other in violation of any applicable Law.  The Company shall have the right to review in advance, and the Contributor will consult the Company on, all the information relating to the Company and any of its subsidiaries or affiliates that appear in any filing made with, or written materials submitted to, the Commission or any other Governmental Authority in connection therewith.  The Company shall have the right to review and comment upon in advance any material written statement, filing, notice, application or other submission made by or on behalf of the Contributor, PCX Equities or any of their respective subsidiaries in connection with obtaining the approval of the Revised Market Rules by the Commission or obtaining the Other Necessary Approvals and Consents.  No such material written statement, filing, notice, application or submission shall be made without the mutual agreement of the Company, the Contributor and PCX Equities, except (i) to the extent of any amendment, modification, repeal or addition to the Revised Market Rules or any other rule applicable to the Archipelago Exchange that the Commission has required, directed or requested the Contributor specifically to make or (ii) for those made in connection with obtaining the approval of any Revised Market Rules to the extent that it relates to any of the PCX Regulatory Functions.   In exercising the foregoing right, each of the Contributor, PCX Equities and the Company shall act reasonably, in good faith and as promptly as practicable.

(b)           The Contributor shall regularly and promptly keep the Company apprised of all matters related to the Revised Market Rules, including, without limitation, obtaining the approval of the Revised Market Rules by the Commission and the Other Necessary Approvals and Consents, including, without limitation, promptly furnishing the Company with copies of notices or other communications and promptly informing the Company of all material oral communications received by the Contributor, PCX Equities or any of their respective subsidiaries, as the case may be, from any Governmental Authority with respect thereto.

(c)           The Contributor shall have the right to review in advance, and the Company will consult the Contributor on, all the information relating to the Contributor or any of its subsidiaries or affiliates that appear in any filing made with, or written materials submitted to, the Commission or any other Governmental Authority in connection with obtaining the approval of the Revised Market Rules by the Commission described in the second sentence of Section 5.1(a) or any of the Other Necessary Approvals and Consents.  The Contributor shall have the right to review and comment upon in advance any material written statement, filing, notice, application or other submission made by or on behalf of the Company or any of its subsidiaries in connection therewith.  No such material written statement, filing, notice, application or submission shall be made without the mutual agreement of the Company, the Contributor and PCX Equities, except in cases where the Company is commenting in connection with any statement, filing, notice, application or other submission made by or on behalf of the Contributor, PCX Equities or any of their respective subsidiaries without the Company’s mutual agreement.

(d)           The Company shall regularly and promptly keep the Contributor apprised of all matters related to the Revised Market Rules, including, without limitation, obtaining the approval of the Revised Market Rules by the Commission and the Other Necessary Approvals and Consents, including, without limitation, promptly furnishing the Contributor with copies of notices or other communications received by the Company or any of its subsidiaries, as the case may be, from any Governmental Authority with respect thereto.

(e)           At the request of the Company, the Contributor and PCX Equities shall use their best efforts to arrange for representatives of the Company to communicate directly with the Commission (orally or in writing), together with representatives of the Contributor and PCX Equities, in connection with the Revised Market Rules or the Final Market Rules or any other matter or concern relating to the Archipelago Exchange.  To the extent practicable and reasonable under the circumstances, the Contributor shall

(i) inform the Company about all material conferences and other meetings (whether in person or telephonic) with the Commission or any other Governmental Authority in connection with (A) the Revised Market Rules, the Final Market Rules or any other rules applicable to the Archipelago Exchange, (B) any of the Other Necessary Approvals and Consents, or (C) any matter material to (x) maintaining the Contributor’s status as a national securities exchange and as a self-regulatory organization or (y) keeping the Contributor, PCX Equities, PCX Equities’ subsidiary and the Archipelago Exchange in material compliance with all Laws applicable to PCX Equities, the PCX Equities Business, the Archipelago Exchange Business or the Archipelago Exchange or material to PCX Equities or the Archipelago Exchange, in the case of clauses (A) through (C), as promptly as practicable in advance of such conferences or meetings, and (ii) provide the Company the opportunity to participate (telephonically or otherwise) in such conferences or meetings relating to the matters described in clauses (A), (B) or (C) above (except in the case of subclause (C)(x) above, only to the extent relating to the PCX Equities Business or the Archipelago Exchange Business).

5.2.          Press Releases.  The initial press release relating to the execution of this Agreement and the other Transaction-Related Agreements shall be a joint press release.

5.3.          No Rights Triggered.  Except as previously disclosed, the Company shall take all reasonable steps necessary, if any, to ensure that the entering into of this Agreement and the Transaction-Related  Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in the grant of any Rights to any Person (a) under the limited liability company agreement of the Company or any of the Subsidiaries or (b) under any Contract to which the Company or any of the Subsidiaries is a party.

5.4.          Excluded Liabilities; Indemnification.  (a) None of the Company or any of its subsidiaries shall assume or be responsible for, and the Contributor, PCX Equities and their respective subsidiaries shall retain and be responsible for, all of their respective liabilities and obligations, including, without limitation, all liabilities and obligations, arising out of or related to the business or operations of the Contributor, PCX Equities or any of their respective subsidiaries, existing, incurred, accrued or arising out of any action or inaction prior to the date on which the Company or one of its subsidiaries becomes a facility of the Contributor and PCX Equities pursuant to the Facility Services Agreement, including, without limitation, in connection with any disciplinary matter, litigation or other action arising out of or related to any action or inaction by the individual or entity listed in Section 5.4 of the Contributor Disclosure Letter while the individual was a floor broker on the floor of the Contributor, any liabilities or obligations relating to the consummation of the transactions contemplated by this Agreement and any other Transaction-Related Agreement, the Equities Restructuring, and any liabilities arising from the relationship of the Contributor or PCX Equities and any of the ETP Holders, Equity ASAP Holders, Current PCX Related Persons or Current PCXE Related Persons (the “Company Excluded Liabilities”).

(b)           From the date hereof, the Contributor and PCX Equities agree that they will jointly and severally indemnify and hold harmless the Company, its subsidiaries and affiliates and their respective current, former or future directors, officers, employees, agents and affiliates (the “Company Indemnified Parties”), against any and all claims, costs, losses, liabilities, damages, judgments, fines, penalties, deficiencies or expenses (including, without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of investigation, litigation or other proceedings or of any claim, default or assessment) or other damage (including, without limitation, expectation, actual, punitive and consequential damages) (collectively, “Losses”) pertaining to, arising or resulting, directly or indirectly, from or in connection with (i) any inaccuracy in any of the representations or warranties of the Contributor or PCX Equities in this Agreement or any other Transaction-Related Agreement or in any certificate, instrument or other document delivered in connection with this Agreement or any other Transaction-Related Agreement, (ii) any breach by the Contributor or PCX Equities of any agreement, covenant or obligation in this Agreement or any other Transaction-Related Agreement, (iii) any Losses relating to any Company Excluded Liabilities, or (iv) any Third Party Claim (as defined below) relating to any Loss arising from any matter referred to in clauses (i), (ii) or (iii) above (and the Contributor or PCX Equities shall also advance expenses as incurred to the fullest extent permitted by applicable Law).

(c)           None of the Contributor, PCX Equities or any of their respective subsidiaries shall assume or be responsible for, and ASE and its subsidiaries shall retain and be responsible for, all of their respective liabilities and obligations, including, without limitation, all liabilities and obligations, arising out of or related to the business or operations of ASE or any of its subsidiaries, existing, incurred, accrued or arising out of any action or inaction prior to the date on which the Company or one of its subsidiaries becomes a facility of the Contributor and PCX Equities pursuant to the Facility Services Agreement (the “PCX Excluded Liabilities”).

(d)           From the date hereof, the Company agrees that it will indemnify and hold harmless the Contributor, its subsidiaries and affiliates and their respective current, former or future directors, officers, employees, agents and affiliates (the “PCX Indemnified Parties”), against any and all Losses pertaining to, arising or resulting, directly or indirectly, from or in connection with (i) any inaccuracy in any of the representations or warranties of the Company in this Agreement or any other Transaction-Related Agreement or in any certificate, instrument or other document delivered in connection with this Agreement or any other Transaction-Related Agreement, (ii) any breach by the Company of any agreement, covenant or obligation in this Agreement or any other Transaction-Related Agreement, (iii) any Losses relating to any PCX Excluded Liabilities, or (iv) any Third Party Claim relating to any Loss arising from any matter referred to in clauses (i), (ii) or (iii) above (and the Company shall also advance expenses as incurred to the fullest extent permitted by applicable Law).

(e)           Promptly after receipt by either a Company Indemnified Party or a PCX Indemnified Party, as the case may be (such recipient, the “Indemnified Party”), of notice of the commencement of any claim, action, suit, proceeding, demand or investigation (whether civil, criminal, administrative or investigative), whether asserted or claimed prior to, at or after the date on which the Company or its designee becomes a facility of the Contributor and PCX Equities pursuant to the Facility Services Agreement, by a third party (a “Third Party Claim”) which gives rise to any Losses, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party or indemnifying parties under this Agreement (such party against whom the claim is to be made, the “Indemnifying

Party”) under such Section, give notice to the Indemnifying Party of its assertion of such claim for indemnification and of the commencement of the action of its assertion of such claim for indemnification and of the commencement of the action or assertion of the Third Party Claim with respect to which the claim for indemnification pertains.  Failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have under this Section 5.4 to any Indemnified Party.  If any such action shall be brought or a Third Party Claim shall be asserted against an Indemnified Party and it shall give notice to the Indemnifying Party of the commencement or assertion thereof, the Indemnifying Party shall be entitled, at its own expense, to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5.4 for any fees of other counsel or any other expense (unless such fees or expenses are incurred at the request of the Indemnifying Party), in each case subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that notwithstanding the foregoing, if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnifying Party, on the one hand, and the Indemnified Parties, on the other hand, the Indemnified Parties may retain counsel satisfactory to them, and the Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received.  If the Indemnifying Party receives notice of any action or Third Party Claim, it shall promptly notify the Indemnified Party as to whether, at the Indemnifying Party’s expense, it intends to control the defense thereof.  If the Indemnifying Party defends an action, it shall have full control over the litigation, including settlement and compromise thereof, provided that no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s prior written consent unless such compromise or settlement (i) includes the giving by the claimant or plaintiff to such Indemnified Party of an unconditional and irrevocable release from all liability in respect of all claims relating to such Third Party Claim, (ii) does not include a statement as to or an admission of fault, guilt, culpability or a failure to act by or on behalf of an Indemnified Party, and (iii) does not include any limitations or restrictions on the operation of the Archipelago Exchange.  If indemnity is not available with respect to any Indemnified Party, then the Indemnifying Party and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

(f)            A claim for indemnification under this Section 5.4 for any matter not involving a Third Party Claim may be asserted by notice (the “Claim Notice”) from an Indemnified Party to the Indemnifying Party.  Such claim for indemnification stated in the Claim Notice may be disputed by return notice from the Indemnifying Party provided to the Indemnified Party not later than 30 days after receipt by the Indemnifying Party of the Claim Notice.  Such return notice shall state the claim or claims in dispute and the reasons therefor in reasonable detail.

(g)           The obligations of the Contributor and PCX Equities, on the one hand, and the Company, on the other hand, herein to indemnify and hold harmless any Indemnified Party shall survive indefinitely notwithstanding the Closing or any termination of this Agreement; provided, however, that the obligations of the Contributor and PCX Equities, on the one hand, and the Company, on the other hand, to indemnify and hold harmless any Indemnified Party pursuant to Section 5.4(b)(i) and Section 5.4(d)(i), respectively, shall terminate when the applicable representation or warranty terminates pursuant to Section 7.13 of this Agreement or Section 6.13 of the Facility Services Agreement, as the case may be; and provided further, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Indemnified Party to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (in accordance with the terms of this Section 5.4) to the Indemnifying Party.

5.5           Governors and Directors.  The governors of the Contributor and the directors of PCX Equities at the Closing shall, from and after the Closing, be the governors of the Contributor and the directors of PCX Equities, respectively, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the constitution and rules of the Contributor and the certificate of incorporation and bylaws of PCX Equities, respectively; provided that the Contributor and PCX Equities (i) shall immediately permit one individual designated by the Company to act as an advisor (the “Advisor”) at all meetings of PCX Equities’ Board of Directors and (ii) shall use their respective best efforts to cause one individual designated by the Company (the “Designee”) to be appointed or elected to the Contributor’s Board of Governors and to have the Designee retain his position as a member of the Contributor’s Board of Governors.  In furtherance and not in limitation of the foregoing, the Contributor covenants and agrees to prepare and circulate to its members in December 2000 any amendments to its constitution necessary for the Designee to serve as a member of the Contributor’s Board of Governors and otherwise to use its best efforts to obtain the approval thereof by its members, including, without limitation, by holding a meeting of its members in January 2001 for such approval.  The Contributor shall use its best efforts to obtain any required approvals of such amendments by the Commission and to have such Designee elected or appointed to the Contributor’s Board of Governors, in each case as promptly as practicable after obtaining such approval by the Contributor’s members.  Until the Designee is elected or appointed to the Contributor’s Board of Governors, the Company shall be entitled to designate one individual to act as an advisor at all meetings of the Contributor’s Board of Governors, and the Contributor shall furnish such advisor with copies of all notices and other documents related to any meetings of the Contributor’s Board of Governors as promptly as practicable in advance of such meetings and shall permit such advisor to attend such meetings (telephonically or otherwise) and to participate in the deliberations of such meetings consistent with the conflicts policies of the Contributor, which as of the date hereof are set forth in Annex B to the Facility Services Agreement.  The Designee may be removed from the Contributor’s Board of Governors at any time after the Facility Services Agreement is terminated in accordance with its terms.  PCX Equities shall, and the Contributor shall cause PCX Equities to, furnish the Advisor with copies of all notices and other documents related to any meetings of PCX Equities’ Board of Directors as promptly as practicable in advance of such meetings and shall permit the Advisor to attend such meetings (telephonically or otherwise) and to participate in the deliberations of such meetings.

5.6           License.  Until termination of the Facility Services Agreement pursuant to Sections 5.1(a) or 5.1(b) thereof, each of the Contributor and PCX Equities hereby grants a license to the Company and any of its subsidiaries designated by the Company on a royalty-free, worldwide, non-exclusive basis to use all trademarks, service marks and tradenames (including the terms “PCX” and “PCX Equities”) of the Contributor and any of its subsidiaries (the “Licensed Property”) as the Company shall deem necessary and desirable in connection with the marketing, promotion, operation or administration of the Archipelago Exchange or the Archipelago Exchange Business.  The Company agrees that it shall not knowingly use the Licensed Property in any manner that (i) would impair the Contributor’s or its subsidiaries’ rights in, or rights to use, the Licensed Property (except as expressly set forth in this Section 5.6), or (ii) is outside the scope of the license granted by the immediately preceding sentence.  In addition, the Company may refer to the Archipelago Exchange as a facility of the Contributor and PCX Equities for any purpose related to the marketing, promotion, operation or administration of the Archipelago Exchange or the Archipelago Exchange Business.  Subject to the prior approval of the Contributor and PCX Equities, the Company or any such designee may further sublicense any such Licensed Property for any purpose for which the Company or such designee could use such Licensed Property.  If requested by the Company, the Contributor and PCX Equities shall enter into a license agreement with the Company, in customary form and otherwise reasonably agreeable to the Contributor, PCX Equities and the Company, confirming the license granted pursuant to this Section 5.6.

5.7.          Contributed Intangibles.  (a)  From and after the date hereof, the Contributor and PCX Equities shall use their respective best efforts in order to obtain all necessary consents and approvals for the assignment, transfer and conveyance of the Contributed Intangibles to the Company.  The parties hereto agree that, from and after commencement of operations of the Archipelago Exchange in accordance with Article I of the Facility Services Agreement, all revenue streams constituting part of the Contributed Intangibles shall be solely for the benefit of, and accrue solely to, the Company, and none of the Contributor, PCX Equities or any of their respective subsidiaries or affiliates shall have any rights with respect to such revenue streams.  In the event that the Contributor and PCX Equities are not able, after using their respective best efforts, to obtain all necessary consents and approvals for the assignment, transfer and conveyance of such revenue streams to the Company or if such assignment, transfer and conveyance is otherwise inconsistent with any applicable law or regulation, the Contributor shall (i) transfer such revenue streams to the Company immediately upon receipt thereof and (ii) maintain books of account and records and provide access to the Company with respect to such revenue streams in the manner set forth in Section 5.8(b).

(b)           Each of the Contributor and PCX Equities agrees that it shall, and the Contributor shall cause PCX Equities and its other subsidiaries to, use their respective best efforts to preserve the value of the Contributed Intangibles, and that it shall not, and the Contributor shall cause PCX Equities and its other subsidiaries not to, take any action (wilfully or otherwise) that, individually or in the aggregate, is reasonably likely to damage the Contributed Intangibles or to cause the Contributed Intangibles to suffer any deterioration in value.

5.8.          Transferred Revenue Streams.  (a)  Each of the Contributor and PCX Equities agrees that any Transferred Revenue Streams shall be collected by the Contributor or PCX Equities, as applicable, and immediately transferred in full to the Company.  The Contributor, PCX Equities and the Company agree that such Transferred Revenue Streams shall be treated for Tax purposes as beneficially received by the Company.  The parties hereto agree that the Transferred Revenue Streams shall be solely for the benefit of the Company, and none of the Contributor, PCX Equities or any of their respective subsidiaries or affiliates shall have any rights with respect to such revenue streams, other than the right to collect such revenue streams for immediate transfer to the Company.

(b)           The Contributor and PCX Equities shall keep accurate books of account and records with respect to the Transferred Revenue Streams.  All such books of account and records shall be kept available for at least three (3) calendar years after the end of the calendar year in which such revenues were collected and transferred to the Company and, in the event that there shall be an unresolved dispute between the parties at the end of such period with respect to such revenues, all such books of account and records shall be preserved until such dispute shall have been resolved.  Upon the Company’s request, the Contributor and PCX Equities will provide the Company and its representatives reasonable access during normal business hours, upon reasonable prior notice, to such books of account and records and to appropriate personnel of the Contributor and PCX Equities with respect thereto.

(c)           In the event that after the date hereof it shall become commercially feasible for the Contributor to transfer, assign and convey any of the Transferred Revenue Streams to the Company so that such revenue stream(s) can accrue directly to the Company without the prior collection  thereof by the Contributor or PCX Equities, the Contributor and PCX Equities, upon the request of the Company, shall use their respective best efforts in order to obtain all necessary consents and approvals for the assignment, transfer and conveyance of such revenue stream(s) to the Company.  In the event that the Contributor and PCX Equities are not able, after using their respective best efforts, to obtain all necessary consents and approvals for the assignment, transfer and conveyance of such revenue stream(s) to the Company or if such assignment, transfer or conveyance is otherwise inconsistent with applicable law, the Contributor and PCX Equities shall continue to collect and transfer such revenue stream(s) to the Company in the manner set forth in paragraph (a) above.

(d)           Each of the Contributor and PCX Equities agrees that it shall, and the Contributor shall cause PCX Equities and its other subsidiaries to, use their respective best efforts to preserve the value of the Transferred Revenue Streams, and that it shall not, and the Contributor shall cause PCX Equities and its other subsidiaries not to, take any action (wilfully or otherwise) that, individually or in the aggregate, is reasonably likely to cause the Transferred Revenue Streams to suffer a deterioration in value.

(e)           Notwithstanding anything to the contrary in this Section 5.8, if the Contributor or any of its subsidiaries engages in any equities trading business after termination of the Facility Services Agreement in accordance with its terms and generates any revenues after such termination in connection with such equities trading business, such revenues shall be for the benefit of the Contributor or such subsidiary of the Contributor.

5.9.          Insurance.  The Company shall use its reasonable best efforts to obtain errors and omissions insurance and directors and officers liability insurance as promptly as practicable after the Closing, in each case in an amount that the Company reasonably deems appropriate.

ARTICLE VI.

TERMINATION

6.1.          Termination by either the Company or the Contributor.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Managers of the Company or the Board of Governors of the Contributor if the Closing shall not have occurred by one day after the date hereof.

ARTICLE VII.

MISCELLANEOUS

7.1.          Notices.  Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by facsimile, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

(a)           if to the Company:

Archipelago Holdings, L.L.C.

100 South Wacker Drive

20th Floor

Chicago, Illinois  60606

Telecopy:  (312) 621-0487

Attn:  Chief Executive Officer

with a copy to:

Archipelago Holdings, L.L.C.

100 South Wacker Drive

20th Floor

Chicago, Illinois  60606

Telecopy:  (312) 621-0487

Attn:  General Counsel

and to:

Sullivan & Cromwell

125 Broad Street

New York, New York  10004

Telecopy:  (212) 558-3588

Attn:  John Evangelakos

(b)           if to the Contributor or PCX Equities:

Pacific Exchange, Inc.

301 Pine Street

San Francisco, California 94104

Telecopy:  (415) 393-4150

Attn:       Chief Executive Officer
General Counsel

with a copy to:

Brobeck, Phleger & Harrison LLP

One Market, Spear Street Tower

San Francisco, California 94105

Telecopy:  (415) 442-1010

Attn:       J.  Michael Shepherd

All notices given pursuant to this Section 7.1 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, when transmitted to the applicable number so specified in (or pursuant to) this Section 7.1 and an appropriate answer back is received or (iii) if delivered by overnight courier, on the date of delivery as established by the courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee).  Any party from time to time may change its address, facsimile number or other information for purposes of notices to that party by giving notice specifying such change to the other parties hereto.

7.2.          Definitions; Headings and Captions.  (a)  Terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the LLC Agreement.

(b)           All headings and captions contained in this Agreement are inserted for convenience only and shall not be deemed a part of this Agreement.

(c)           For all purposes hereof the following defined terms have the meaning set forth in the relevant Section referred to below:

“AAA”	7.5(d)
“Advisor”	5.5
“Affiliate”	4.19
“Agreement”	Preamble
“Archipelago”	Recitals
“Archipelago Exchange”	Recitals
“Archipelago Exchange Business”	Recitals
“Archipelago Services”	Recitals
“Archipelago TP Investment”	Recitals
“ASE”	Recitals
“Audit Date”	3.10
“Business Day”	2.1
“CFTC”	4.8
“Claim Notice”	5.4(f)
“Client”	4.11(a)
“Closing”	2.1
“Closing Date”	2.1
“Commission”	Recitals
“Company”	Preamble
“Company Business”	4.24(a)
“Company Disclosure Letter”	4
“Company Excluded Liabilities”	5.4(a)
“Company Indemnified Parties”	5.4(b)
“Company Intellectual Property”	4.24(a)
“Company Interim Financial Statements”	4.14(b)
“Company Material Adverse Effect”	4.1
“Company 1999 Financial Statements”	4.14(a)
“Complaining Party”	7.5(b)
“Contract”	3.4
“Contributed Intangibles”	1.1
“Contributed Warrants”	1.1
“Contributing Parties”	Preamble
“Contribution”	1.1
“Contributor”	Preamble
“Contributor Disclosure Letter”	3
“Contributor Financial Statements”	3.10
“Contributor 1999 Financial Statements”	3.10
“Contributor Reports”	3.10
“Control”	4.19

“Current Parties”	2.2(f)
“Current PCX Related Person”	3.4
“Current PCXE Related Person”	3.4
“Designee”	5.5
“DTCC”	Recitals
“ECN”	Recitals
“EEP”	Recitals
“Equities Restructuring”	3.3
“Equity ASAP Holder”	3.4
“Equity Securities”	Recitals
“ETP Holder”	3.4
“Exchange Act”	Recitals
“Facility Services Agreement”	Recitals
“Final Order”	2.2(i)
“Final Market Rules”	5.1(a)
“GAAP”	3.10
“Governmental Authority”	3.5
“Governmental Consents”	2.2(i)
“Indemnified Party”	5.4(e)
“Indemnifying Party”	5.4(e)
“Intellectual Property”	3.16(a)
“Law” and “Laws”	3.13
“Licensed Property”	5.6
“Liens”	1.1
“Litigation”	4.17
“LLC Agreement”	Recitals
“Losses”	5.4(b)
“Market Structure”	2.2(l)
“NASD”	Recitals
“New Shares”	1.3
“NMS Plans”	1.2
“No-Action Letter”	4.9
“OCIE”	3.13
“OptiMark”	1.1
“Other Necessary Approvals and Consents”	5.1(a)
“PCX EEP Participation Agreement”	Recitals
“PCX Equities”	Preamble
“PCX Equities Business”	3.1
“PCX Equities Intellectual Property”	3.16(a)
“PCX Excluded Liabilities”	5.4(c)
“PCX Indemnified Parties”	5.4(d)
“PCX Material Adverse Effect”	3.1
“PCX Regulatory Functions”	5.1(a)
“PCX Newco”	Recitals
“Pending Undertakings and Responses”	3.13
“Person”	3.1
“Regulatory Approvals”	3.5

“Reports”	4.8
“Revised Market Rules”	5.1(a)
“Rights”	4.5(b)
“Rules”	7.5(d)
“Securities Act”	3.6(b)
“Securities Laws”	4.8
“Self-Regulatory Organization”	4.4
“SIPC”	5.1(a)
“Subsidiary”	7.15
“Subsidiaries”	Recitals
“Taxes”	3.15
“Tax Return”	3.15
“Third Party Claim”	5.4(e)
“Transaction-Related Agreements”	Recitals
“Transferred Revenue Streams”	1.2

7.3.          Variance of Pronouns.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

7.4.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

7.5.          Governing Law.

(a)           THIS AGREEMENT IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(b)           In the event that a party (the “Complaining Party”) has a dispute or disagreement with any other party relating to this Agreement, such Complaining Party shall provide written notice to the other of the foregoing and request a meeting to discuss such dispute or disagreement. The parties shall thereafter meet and discuss such dispute or disagreement in good faith, without obligation but with the objective of seeking an amicable resolution satisfactory to each of the parties. If such dispute or disagreement cannot be resolved after the good faith efforts of the applicable parties, then any such party may deliver notice to initiate arbitration in accordance with this Section 7.5; provided, however, that no party to this Agreement shall initiate arbitration in respect of such dispute or disagreement (but only with respect to such dispute or disagreement) until thirty (30) days have passed from the date that such written notice is first given unless such party believes, in good faith, that any delay in initiating such arbitration may cause it irreparable harm. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration. Each of the parties agrees to follow the procedures, and abide by the requirements, set forth in this Section 7.5.

(c)           The parties acknowledge that pre-arbitration discovery is generally more limited than and different from court proceedings and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited.  Notwithstanding anything to the contrary herein, the parties intend that, to the fullest extent permitted by applicable law, punitive damages shall not be awarded in any event pursuant to any arbitration conducted under this Agreement.

(d)           Any arbitration shall be exclusively referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”), which Rules are deemed to be incorporated by reference into this Section 7.5, to the extent such Rules are not inconsistent with the provisions of this Agreement or Delaware law.  Any such arbitration shall be (i) brought in Washington, D.C., (ii) conducted in English, and (iii) to the maximum extent permitted by applicable law, final, binding and conclusive upon the parties thereto.  If the arbitrators deem it necessary or appropriate, the parties to any dispute may be permitted limited discovery based on the United States Federal Rules of Civil Procedure then in effect, subject to applicable law and such limitations as the arbitrators may impose consistent with the objective of expediting the resolution of the dispute; provided, however, that in any dispute submitted to arbitration hereunder that relates to whether any Person is required to furnish indemnity under this Agreement, to the fullest extent permitted by applicable law, discovery rights in accordance with the United States Federal Rules of Civil Procedure then in effect shall be applicable and available in all events.  The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided herein shall be valid and sufficient notice for purposes of such arbitration.  Each of the parties agrees to be bound by such arbitration.

(e)           In any arbitration pursuant to this Agreement, the award shall be rendered by a majority of the members of an arbitral tribunal consisting of three arbitrators, each of whom shall be an attorney experienced in the matters addressed in this Agreement.  One arbitrator shall be appointed by the Contributor and one arbitrator shall be appointed by the Company, each within 30 days after the commencement of the arbitration.  The third arbitrator shall be appointed by mutual agreement of the two arbitrators selected by the Contributor, on the one hand, and the Company, on the other hand, and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement.  The third arbitrator shall act as Chair of the arbitral tribunal.  In the event of the failure of said two arbitrators to agree as to the third arbitrator within 20 days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the AAA as administrator under the Rules within 15 days thereafter in accordance with its then existing Rules upon application by any of the parties to the arbitration.  Notwithstanding the foregoing, if either the Contributor or the Company fails to appoint the arbitrators they are respectively required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules.  The AAA shall not appoint all three arbitrators unless both the Contributor, on the one hand, and the Company, on the other hand, fail to appoint an arbitrator within the specified time.

(f)            The arbitral tribunal shall decide the matter as expeditiously as possible, however, no time limits shall be imposed.  Awards, decisions and rulings of the arbitral tribunal shall be in writing, and shall set forth the reasons therefor and, to the extent applicable, the manner in which the amount of any damages or other monetary recovery was calculated.  The arbitral tribunal may apportion the costs (including the fees of the arbitrators, administrative fees and the parties’ attorneys’ fees and expenses) among the parties in such manner as shall be determined by the arbitral tribunal.  Any monetary award shall be in U.S. dollars.  Any award, decision or ruling of the arbitral tribunal shall be final and binding on the parties, and judgment upon such award, decision or ruling may be entered in any court, state or federal, having jurisdiction thereof.

(g)           Nothing in this Section 7.5 shall be construed to preclude any party to this Agreement from seeking injunctive or other relief in a court of law and/or equity where absent such relief such party would suffer irreparable harm.  To the fullest extent permitted by applicable law, each party hereto consents specifically to the exclusive jurisdiction of the Delaware Chancery Court (and any court to which an appeal therefrom may be taken) for purposes of any action described in the immediately preceding sentence.

7.6.          Binding Effect; Benefit.  This Agreement shall inure to the benefit of and be binding upon the Contributor, PCX Equities and the Company and their respective successors and permitted assigns.  Nothing in this Agreement (other than Section 5.4), expressed or implied, is intended to confer on any Person other than the Contributor, PCX Equities and the Company and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7.          Assignability.  This Agreement shall not be transferable or assignable, nor shall any obligations hereunder be delegable, by the Contributor, PCX Equities or the Company, without the prior written consent of the other parties hereto.  Any such purported transfer, assignment or delegation without the prior written consent of such other parties shall be null and void.

7.8.          Amendment; Waiver.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each of the parties hereto.  The conditions to each of the parties’ obligations to consummate the transactions contemplated hereby are for the sole benefit of such other parties, as the case may be, and may be expressly waived in writing by such party in whole or in part to the extent permitted by applicable Law but such waiver or failure to insist upon strict compliance with such obligation shall not operate as a waiver of, or estoppel with respect to, any subsequent failure.

7.9.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.  If a provision of this Agreement is held to be invalid and the rest of this Agreement is not invalidated, each party shall use all reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.

7.10.        Expenses.  Without prejudice to its ability to recover for any losses, damages or liabilities relating to any dispute, controversy or claim arising out of or relating to this Agreement, each of the Contributor, PCX Equities and the Company shall pay its own expenses in connection with this Agreement and any amendments, consents or waivers (whether or not the same become effective) under or in respect of this Agreement.

7.11.        Further Assurances.  Each of the Contributor, PCX Equities and the Company will use all reasonable efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable.  Each party hereto shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents, information and assurances, including, without limitation, such further instruments of transfer, conveyance, assignment and confirmation, and perform such acts as the other parties hereto shall reasonably deem necessary or appropriate to effectuate the purposes of this Agreement, and in order to more fully and promptly provide the other parties hereto with evidence of the foregoing reasonably satisfactory in form and substance to the other parties hereto.

7.12.        Remedies.  Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

7.13.        Survival.  The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement will survive until the third anniversary of the Closing Date and shall thereafter terminate unless a valid claim for indemnification is made prior to such termination; provided, however, that the representations, warranties, covenants and agreements contained in (a) Sections 1.1, 1.2, 1.3, 1.4, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.13, 3.14, 3.18, 3.19, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.20, 5.1, 5.4, 5.5, 5.7, 5.8 and 7.1 through 7.15 shall survive the Closing indefinitely, (b) Sections 3.15 and 4.22 shall survive the Closing until the expiration of the applicable statute of limitations and (c) Section 5.6 shall survive in accordance with its terms.  The covenants and agreements contained in Sections 5.4, 7.1 through 7.7, 7.9, 7.10, 7.12, 7.14, 7.15 and this Section 7.13 shall survive the termination of this Agreement.  Notwithstanding the first sentence of this Section 7.13, all other representations, warranties, agreements and covenants in this Agreement shall not survive the termination of this Agreement.

7.14.        Entire Agreement.  This Agreement, together with all Exhibits to this Agreement, the Contributor Disclosure Letter, the Company Disclosure Letter, and the Transaction-Related Agreements supersede all prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof and contain the entire agreement among the parties with respect to such subject matter.

7.15.        Definition of “Subsidiary”.  When a reference is made in this Agreement to a subsidiary of a party, the word “subsidiary” means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

In witness whereof, the parties hereto have hereto set their hands as of the day and year first written above.

ARCHIPELAGO HOLDINGS, L.L.C.

By:	/s/ Gerald D. Putnam
	Name:	Gerald D. Putnam
	Title:	Chairman and Chief Executive officer

PACIFIC EXCHANGE, INC.

By:	/s/ Philip D. DeFeo
	Name:	Philip D. DeFeo
	Title:	Chairman & CEO

PCX EQUITIES, INC.

By:	/s/ T.E. Connaghan
	Name:	T.E. Connaghan
	Title:	President

Note:  Schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.